EXHIBIT 99.1

Spectrum Brands Announces the Sale of its Global Pet Supply Business;
 Proceeds to be Used for Debt Reduction

ATLANTA, May 21, 2008 – (SPC: NYSE) – Spectrum Brands (the “Company”) today announced that it has signed a definitive agreement with Salton, Inc. (“Salton”) and its wholly owned subsidiary, Applica Pet Products LLC, for the sale of its Global Pet Business for $692.5 million in cash and an aggregate principal amount of the Company’s subordinated debt securities equal to $222.5 million less an amount equal to accrued and unpaid interest on such subordinated debt securities since the dates of the last interest payments thereon, which, depending on when the closing occurs, could be an amount of up to approximately $6.5 million.

Under and subject to the terms of the agreement, Salton will pay the Company $692.5 million of the purchase price in cash and will surrender a principal amount of the Company’s Variable Rate Toggle Senior Subordinated Notes due 2013, also referred to as PIK Notes, equal to $98 million less an amount equal to accrued and unpaid interest, and a principal amount of the Company’s 7 3/8 percent Senior Subordinated Notes due 2015 equal to $124.5 million less an amount equal to accrued and unpaid interest.  Additionally, the agreement between the parties provides that if the adjusted EBITDA derived from the 2007 audited financial statements of the Global Pet Business is more than $3 million less than $92.9 million, the purchase price will be reduced by a multiple of 10 times the incremental difference.  These audited segment level results are required to be delivered to Salton prior to the close of the sale.  The Company does not currently believe, based on available information, that any purchase price adjustment related to the audited adjusted EBITDA will be required.  In addition, the purchase price is subject to adjustment for changes in working capital prior to closing and certain expenses incurred in connection with the sale.  In the event of any purchase price increase as a result of such adjustments, the proportion of the purchase price that is paid in cash may be increased.  Funding for the transaction will be provided by an equity investment to Salton provided by Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P., the controlling stockholders of Salton.

Consistent with its previously communicated strategies, the Company will apply the net cash proceeds from the sale to pay down a portion of its ABL facility and other senior bank facilities in accordance with the Company’s debt agreements.

“The sale of our Global Pet Supply business for a full and fair value is a critical step toward achieving one of our key priorities, improving the overall capital structure of this company,” said Kent Hussey, Chief Executive Officer.  “We estimate that this transaction will decrease our total leverage ratio of approximately 8.5 as of March 30, 2008 to approximately 7.8 on a pro forma basis and will provide greater flexibility to our remaining core businesses.  Additionally, we estimate that this transaction will decrease our senior leverage ratio from approximately 5.0 as of March 30, 2008 to approximately 4.0 on a pro forma basis.”  The Company also estimates that its annualized cash interest expense will be reduced by approximately $70 million as a result of this transaction.

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Subject to approval of its senior lenders and certain regulatory and other statutory notices and filings, the Company currently expects the transaction to close by the end of August 2008.

Sutherland acted as legal advisor to the Company and Skadden, Arps, Slate, Meagher Flom LLP also provided certain legal advice to the Company in connection with the transaction.  Goldman, Sachs & Co. is acting as the Company’s financial advisor.

Non-GAAP Measurements

Within this press release, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA).  Adjusted EBITDA is a metric used by management and frequently used by the financial community which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies.  Adjusted EBITDA can also be a useful measure of a company’s ability to service debt and is one of the measures used for determining the Company’s debt covenant compliance.  Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.  The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations.  While the Company’s management believes that adjusted EBITDA are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

About Spectrum Brands, Inc.

Spectrum Brands is a global consumer products company and a leading supplier of consumer batteries, lawn and garden care products, specialty pet supplies, shaving and grooming products, household insect control products, personal care products and portable lighting. Helping to meet the needs of consumers worldwide, included in its portfolio of widely trusted brands are Rayovac®, Remington®, Tetra®, Marineland®, Nature’s Miracle®, Dingo®, 8-In-1®, Spectracide®, Schultz®, Cutter®, Repel®, and HotShot®.  Spectrum Brands’ products are sold by the world's top 25 retailers and are available in more than one million stores in more than 120 countries around the world. Headquartered in Atlanta, Georgia, Spectrum Brands generated fiscal year 2007 net sales of $2.6 billion.  The Company’s stock trades on the New York Stock Exchange under the symbol SPC.

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About Salton, Inc.

Based in Miramar, Florida, Salton, Inc. and its subsidiaries are leading marketers and distributors of a broad range of branded small household appliances. Salton markets and distributes small kitchen and home appliances, pet and pest products, and personal care products. Salton has a broad portfolio of well recognized brand names, including Black & Decker®, George Foreman®, Russell Hobbs®, Toastmaster®, LitterMaid®, and Farberware®.   Salton's customers include mass merchandisers, specialty retailers and appliance distributors primarily in North America, South America, Europe and Australia.

Certain matters discussed in this news release, with the exception of historical matters, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release.  Actual results may differ materially as a result of (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement; (2) the inability to complete the transaction due to the failure to receive required regulatory or other approvals or to satisfy other conditions to the sale; (3) the risk that the proposed transaction disrupts current plans and operations; (4) difficulty or unanticipated expenses in connection with the sale; (5) changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (6) changes in consumer demand for the various types of products the Company offers, (7) unfavorable developments in the global credit markets, (8) the impact of overall economic conditions on consumer spending, (9) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (10) changes in the general economic conditions in countries and regions where the Company does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (11) the Company’s ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, (12) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in the Company’s securities filings, including the most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q.  The Company also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to the Company and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market.

The Company also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release.  The Company undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

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Investor Contact:
Carey Skinner
DVP Investor Relations, Spectrum Brands
770-829-6208

Media Contact:
Sard Verbinnen & Co for Spectrum Brands
Kara Findlay or Jamie Tully
212-687-8080